--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement              [ ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                              NCS HEALTHCARE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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--------------------------------------------------------------------------------

                               [NCS Healthcare Logo]

November 13, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of NCS HealthCare, Inc. to be held Tuesday, December 12, 2000, at 9:30 a.m. (local time), at the Private Rooms at Playhouse Square, 1515 Euclid Avenue, 2nd Floor, Cleveland, Ohio.

     In addition to the election of Directors, at this year's Annual Meeting, stockholders will be asked to approve a proposal to adopt the NCS HealthCare, Inc. 2000 Performance Plan. There will also be a discussion of the Company's activities and a report on our first quarter, which ended on September 30, 2000.

     Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented. Therefore, please complete, sign, date and promptly return the enclosed proxy card in the accompanying envelope. You are, of course, welcome to attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

                            Sincerely,

                            /s/ Jon H. Outcalt                            /s/ Kevin B. Shaw
                            Jon H. Outcalt                                Kevin B. Shaw
                            Chairman                                      President, Chief Executive
                                                                          Officer & Secretary

                              NCS HEALTHCARE, INC.
                            3201 Enterprise Parkway
                             Cleveland, Ohio 44122

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD TUESDAY, DECEMBER 12, 2000

     The 2000 Annual Meeting of Stockholders of NCS HealthCare, Inc., a Delaware corporation, will be held Tuesday, December 12, 2000, at 9:30 a.m. (local time), at the Private Rooms at Playhouse Square, 1515 Euclid Avenue, 2nd Floor, Cleveland, Ohio. Doors to the meeting will be open at 9:00 a.m.

     The meeting will be conducted:

     1. To consider and vote upon the election of the class of Directors whose term will expire at the Annual Meeting of Stockholders to be held in 2003; and

     2. To consider and vote upon a proposal to approve and adopt the NCS HealthCare, Inc. 2000 Performance Plan; and

     3. To consider and act upon such other matters as may properly come before the meeting or any and all postponements or adjournments thereof.

     Only stockholders of record at the close of business on October 30, 2000, will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

                                          Kevin B. Shaw
                                          President, Chief Executive Officer &
                                          Secretary

November 13, 2000

          EACH STOCKHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN
           THE ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

                              NCS HEALTHCARE, INC.

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                     To be held Tuesday, December 12, 2000
                      Mailed on or about November 13, 2000

                                  INTRODUCTION

     This proxy statement (the "Proxy Statement") is being furnished to stockholders of NCS Healthcare, Inc., a Delaware corporation ("NCS" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board" or the "Board of Directors") from holders of record of the Company's outstanding shares of Class A Common Stock, $.01 par value (the "Class A Stock"), and Class B Common Stock, $.01 par value (the "Class B Stock") (the Class A Stock and Class B Stock hereinafter collectively referred to as the "Common Stock"), as of the close of business on October 30, 2000 (the "Annual Meeting Record Date") for use at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), and at any adjournments or postponements thereof. The Annual Meeting will be held on Tuesday, December 12, 2000, at 9:30 a.m. (local time), at the Private Rooms at Playhouse Square, 1515 Euclid Avenue, 2nd Floor, Cleveland, Ohio. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about November 13, 2000. The headquarters and principal executive offices of the Company are located at 3201 Enterprise Parkway, Cleveland, Ohio 44122.

     Proxies will be solicited by mail, telephone or other means of communication. Solicitation also may be made by Directors, officers and other employees of the Company not specifically employed for this purpose. The Company will reimburse brokerage firms, custodians, nominees and fiduciaries in accordance with the rules of the National Association of Securities Dealers, Inc. for reasonable expenses incurred by them in forwarding materials to the beneficial owners of the Common Stock. The entire cost of solicitation will be borne by the Company.

                      VOTING RIGHTS AND PROXY INFORMATION

     Only holders of record of Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Holders of Class A Stock are entitled to one vote per share on any matter that may properly come before the Annual Meeting, and holders of Class B Stock are entitled to ten votes per share on any such matters. Except as otherwise provided by the Company's Certificate of Incorporation or required by law, holders of the Class A Stock and Class B Stock will at all times vote on all matters (including the election of Directors) together as one class. The presence, either in person or by properly executed and delivered proxy, of the holders of a majority of the voting power of the Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by stockholders at such meeting. Under Delaware law,

Common Stock represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares present and entitled to vote for purposes of determining the presence of a quorum.

     A plurality of the votes present in person or represented by proxy at the Annual Meeting is required to elect the nominee for Director. "Plurality" means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of a Director, except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

     Unless otherwise provided by law or the Company's Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of the Common Stock entitled to vote on such a matter and present in person or represented by proxy at the Annual Meeting is required to approve all other matters properly brought before the Annual Meeting. Abstentions as to all such matters will have the same effect as votes against such matters. Broker non-votes, however, are not counted as present and entitled to vote for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any proposal requiring the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote.

     As of October 19, 2000, there were 17,948,290 shares of Class A Stock and 5,494,746 shares of Class B Stock outstanding and entitled to vote at the Annual Meeting. All shares of Common Stock of the Company represented at the Annual Meeting by properly executed and delivered proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for the nominees recommended by the Board.

     In the event that a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn the Annual Meeting with or without a vote of the stockholders. If the Company proposes to adjourn the Annual Meeting by a vote of the stockholders, the persons named in the enclosed proxy will vote all Common Stock for which they have voting authority in favor of such adjournment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with National City Bank, in its capacity as transfer agent for the Company (the "Transfer Agent"), at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Transfer Agent at or before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to National City Bank, Corporate Trust Administration, 629 Euclid Avenue, Room 635, Cleveland, Ohio 44114, Attention:
Ms. Laura S. Kress.

              STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of October 19, 2000, unless otherwise indicated, by (i) each person known by the Company to be the beneficial owner of more than 5% of any class of Common Stock, (ii) each Director, (iii) each Named Executive Officer and (iv) all Directors and executive officers as a group.

                                                    CLASS A STOCK             CLASS B STOCK
                                                  BENEFICIALLY OWNED      BENEFICIALLY OWNED(1)
                                                ----------------------    ----------------------
                     NAME                         NUMBER       PERCENT      NUMBER       PERCENT
                     ----                       -----------    -------    -----------    -------
Putnam Investments, Inc.......................    1,110,151(2)   6.2%              --       --
One Post Office Square
Boston, MA 19087
Dimensional Fund Advisors, Inc................      968,103(3)   5.4%              --       --
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Jon H. Outcalt(4).............................      202,063(5)   1.1%       3,476,086(6)  63.3%
Kevin B. Shaw(4)..............................       55,875(7)     *        1,141,134(8)  20.8%
William B. Byrum..............................       68,280(9)     *               --       --
Richard L. Osborne............................       49,657        *          101,403        *
Boake A. Sells................................       14,260        *           92,185        *
A. Malachi Mixon, III.........................       60,650        *           92,185        *
Gerald D. Stethem.............................       11,667(10)    --              --       --
Thomas B. Mangum..............................           --       --               --       --
Michael J. Mascali............................        7,667(11)    --              --       --
Marvin R. Richardson(12)......................       41,000        *               --       --
Jeffrey R. Steinhilber(13)....................       18,524        *           94,858        *
All Directors and executive
officers as a group
(11 persons)(14)..............................      482,665      2.7%       4,902,993     89.2%

---------------

* Less than one percent.

 (1) Each share of Class B Stock carries ten votes per share and is convertible at any time into one share of Class A Stock on a one-for-one basis.

 (2) Based solely upon information contained in the Amendment, dated January 26, 1999, to the Schedule 13G filed with the Securities and Exchange Commission by Putnam Investments, Inc. ("PI") on behalf of itself and Marsh and McLennon Companies, Inc. ("MMC"), Putnam Investment Management, Inc. ("PIM") and the Putnam Advisory Company, Inc. ("PAC"). PI is a wholly-owned subsidiary of MMC. PIM, the investment adviser to Putnam family of mutual funds, and PAC, the investment adviser to Putnam's institutional clients, are wholly owned by PI. PIM and PAC share dispositive power over 971,000 shares and 139,151 shares of Class A Stock, respectively. PAC also shares voting power over 118,051 shares of Class A Stock held by institutional clients. PI and MMC disclaim beneficial ownership over the shares held by PIM and PAC.

 (3) Based solely upon information contained in Schedule 13G, dated February 3, 2000 filed with the Securities and Exchange Commission by Dimensional Fund Advisors, Inc. Dimensional Fund Advisors, Inc. has sole voting and dispositive power over 968,103 shares of Class A Stock.

 (4) The beneficial owner's address is c/o NCS HealthCare, Inc., 3201 Enterprise Parkway, Cleveland, Ohio 44122.

 (5) Includes 32,063 shares of Class A Stock held by Mr. Outcalt's spouse, and 170,000 shares of Class A Stock held by the custodian of an IRA account for the benefit of Mr. Outcalt.

 (6) Owner of record is the Jon H. Outcalt Trust.

 (7) Includes (i) 5,675 shares of Class A Stock held by Mr. Shaw's spouse, and
     (ii) 30,000 shares of Class A Stock that were exercisable within 60 days of the Annual meeting Record Date.

 (8) Includes 184,370 shares of Class B Stock owned of record by Mr. Shaw's spouse.

 (9) Includes 280 shares of Class A Stock owned by the trustee for an individual retirement account for the benefit of Mr. Byrum's spouse and 21,000 shares of Class A Stock that were exercisable within 60 days of the Annual Meeting Record Date.

(10) Represents options to purchase 11,667 shares of Class A Stock that were exercisable within 60 days of the Annual Meeting Record Date.

(11) Represents options to purchase 7,667 shares of Class A Stock that were exercisable within 60 days of the Annual Meeting Record Date.

(12) Mr. Richardson was terminated from his position as Executive Vice President effective May 11, 2000.

(13) Mr. Steinhilber resigned from his position as Executive Vice President and Chief Operating Officer effective as of June 11, 1999.

(14) Includes options to purchase 74,334 shares of Class A Stock that were exercisable within 60 days of the Annual Meeting Record Date.

                             ELECTION OF DIRECTORS

     The By-Laws of the Company fix the number of Directors of the Company at seven. The Board of Directors of the Company is currently comprised of five Directors. The Company has three classes of Directors. The Board has nominated and recommends the reelection of each of Mr. Sells and Mr. Shaw as a "Class II Director" for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2003. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

     Mr. A Malachi Mixon, III, the Class I Director, has announced his intention to resign from the Company's Board of Directors, effective immediately following the 2000 Annual Meeting of Shareholders, to allow him to pursue other interests. The Board will continue to consider qualified candidates to fill the vacancies within Class I.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Mr. Sells and Mr. Shaw. If elected, Mr. Sells and Mr. Shaw have each consented to serve as a Director of the Company for the three-year term or until a successor is elected and qualified. Further information with respect to Mr. Sells and Mr. Shaw is set forth below in the section entitled "Nominee for Class II Director." Although it is not contemplated that Mr. Sells and Mr. Shaw will be unable to serve as Directors, in such event, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors.

NOMINEE FOR CLASS II DIRECTOR

Boake A. Sells
  Director since 1993
  Member of the Audit and Human
    Resources Committees of the
    Board of Directors
  Age: 63 Boake A. Sells has been a self-employed private investor since June 1992. He was Chairman of the Board, President and Chief Executive Officer of Revco D.S., Inc. from September 1987 to June 1992 and was formerly President and Chief Operating Officer of Dayton Hudson Corporation and President and Chief Operating Officer of Cole National Corporation. Mr. Sells is a Director of Harrah's Entertainment, Inc., a leading casino gaming company.

Kevin B. Shaw
  President, Chief Executive
  Officer
    & Secretary
  Director since 1986
  Age: 43 Kevin B. Shaw is a founding principal of NCS and has served as President, Secretary and a Director of the Company since 1986 and as Chief Executive Officer since December 1995. Prior to joining the Company, he was employed by McKinsey & Company and Owens Corning Fiberglas.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE FOREGOING NOMINEES AS A CLASS II DIRECTOR OF THE COMPANY.

DIRECTORS CONTINUING IN OFFICE

Richard L. Osborne
  Director since 1986
  Member of the Audit and Human
    Resources Committee of the
    Board of Directors
  Term as Class III Director
  expires 2001
  Age: 62 Richard L. Osborne has served as the Executive Dean of the Weatherhead School of Management, Case Western Reserve University, Cleveland, Ohio, since 1971. Mr. Osborne serves on the Boards of Myers Industries, Inc., a manufacturer of plastic and rubber parts for the automotive and other industries, New Horizons Worldwide, Inc., a provider of computer training services, and Ohio Savings Financial Corporation, a savings and loan holding company.

Jon H. Outcalt
  Chairman of the Board
  Director since 1986
  Term as Class III Director
  expires 2001
  Age: 64 Jon H. Outcalt is a founding principal of NCS. Effective July 1, 2000, he resigned from his position as an officer of the Company but retained his position as an employee and Chairman of the Board. He served as Senior Vice President of Alliance Capital Management L.P., a global investment management company, from 1975 to December 1995. Mr. Outcalt serves on the Board of Directors of Myers Industries, Inc., a manufacturer of plastic and rubber parts for the automotive and other industries, and Ohio Savings Financial Corporation, a savings and loan holding company.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     Presently, the Board is comprised of five members, three of whom are not officers or employees of the Company. During the fiscal year ended June 30, 2000, the Board met five times. During the fiscal year ended June 30, 2000, each Director attended at least 75 percent of the meetings of the Board of Directors and any Committee of the Board of Directors on which he served.

     The Board has two standing committees: (i) Audit and (ii) Human Resources. The Audit and Human Resources Committees were created on February 5, 1996, in connection with the Company's initial public offering. The members of each committee are appointed by the Board of Directors and serve at its discretion. A majority of the members of each committee constitutes a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, are acts of any of the respective committees. The Company does not have a standing nominating committee or a committee performing similar functions.

     The members of the Audit Committee are A. Malachi Mixon, III, Richard L. Osborne and Boake A. Sells, none of whom has been an officer or employee of the Company or any of its subsidiaries. The Audit Committee has general responsibility for the supervision of the financial controls as well as accounting and audit activities of the Company. The Audit Committee annually reviews the qualifications of the Company's independent certified public accountants, makes recommendations to the Board of Directors concerning the selection of the accountants and reviews the planning, fees and results of such accountants' audits. The Audit Committee met five times during the fiscal year ended June 30, 2000.

     The members of the Human Resources Committee are A. Malachi Mixon, III, Richard L. Osborne and Boake A. Sells, none of whom has been an officer or employee of the Company or any of its subsidiaries. The Human Resources Committee has the authority to (i) administer the Company's stock option plans, including the selection of optionees and the timing of option grants, (ii) review and monitor key employee compensation and benefits policies, and (iii) administer the Company's management compensation plans. The Human Resources Committee met once during the fiscal year ended June 30, 2000.

     The Executive Committee was created on April 22, 1997 and had general authority for exercising the power of the Board of Directors regarding acquisitions of institutional pharmacies and related businesses in the long-term care industry. The Executive Committee did not meet during the fiscal year ended June 30, 2000.

                           COMPENSATION OF DIRECTORS

     The Company endeavors to maintain a mutuality of interest between its Directors and the stockholders of the Company. Hence, it has required all of its Directors to purchase Common Stock and has compensated its Directors, who are not also key employees, by granting options to purchase shares of Class B Stock. In addition, effective January 1, 2000, Directors who are not also key employees receive an annual Director fee in the amount of $35,000. Mr. Outcalt, in his position as an employee and Chairman of the Board of Directors, receives an annual salary of $100,000.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The table below sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 2000, 1999 and 1998, to the Company's (i) Chief Executive Officer, (ii) the other four most highly compensated executive officers of the Company for the fiscal year ended June 30, 2000 and (iii) any individual that would have been one of the four most highly compensated executive officers but for the fact that such individual was not serving as an executive officer of the Company at the end of the fiscal year ended June 30, 2000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                 ANNUAL COMPENSATION          ------------
                                          ---------------------------------    SECURITIES
                                 FISCAL                        OTHER ANNUAL    UNDERLYING     ALL OTHER
                                  YEAR     SALARY     BONUS    COMPENSATION    OPTIONS(1)    COMPENSATION
                                 ------   --------   -------   ------------   ------------   ------------
Kevin B. Shaw..................   2000    $187,000   $    --     $    --         52,000        $ 2,100(2)(3)
President, Chief Executive
  Officer                         1999     187,000        --          --         50,000          2,894(2)(3)
  & Secretary                     1998     187,000        --          --             --          1,852(2)(3)
William B. Byrum...............   2000     225,000        --          --         82,000          8,600(2)(4)
Executive Vice President &        1999     135,000        --          --         25,000          2,000(2)(4)
  Chief Operating Officer         1998     135,000        --          --             --          2,437(2)(4)
Thomas Bryant Mangum...........   2000     210,000        --          --         30,000          2,000(2)(6)
Senior Vice President             1999     175,000    71,690(5)        --        20,000          1,000(2)(6)
                                  1998          --        --          --             --             --
Gerald D. Stethem..............   2000     172,465        --          --         47,000         26,908(2)(7)
Chief Financial Officer           1999     133,077        --          --         23,000         52,100(2)(7)
                                  1998      99,616        --          --             --          2,000(2)(7)
Michael J. Mascali.............   2000     154,177        --          --         35,000          7,750(2)(8)
Senior Vice President             1999     136,346        --          --         18,000          2,000(2)(8)
                                  1998     120,000        --          --             --          2,190(2)(8)
Marvin R. Richardson(9)........   2000     188,538        --          --         45,000          1,717(2)(6)
Executive Vice President          1999     158,076        --          --         30,000          2,000(2)(6)
                                  1998     135,000        --          --             --          2,116(2)(6)
Jeffrey R. Steinhilber(10).....   2000     229,187        --          --             --          2,100(2)(6)
Executive Vice President          1999     207,884        --          --         35,000          2,000(2)(6)
                                  1998     175,000        --          --             --          2,450(2)(6)

---------------

 (1) Represents options to purchase shares of Class A Stock.

 (2) The Company currently matches each participating employee's contributions to the 401(k) Plan to the extent of 20% of the first 10% of the participant's salary reduction, up to the maximum allowable under the Internal Revenue Code.

 (3) Represents, for the fiscal years ended June 30, 2000, June 30, 1999, and June 30, 1998, respectively, (i) $2,100 contributed by the Company to its 401(k) Plan on behalf of Mr. Shaw; (ii) $894 paid by the Company for the payment of premiums on life insurance policies and $2,000 contributed by the Company to its 401(k) Plan on behalf of Mr. Shaw; and (iii) $511 paid by the Company for the payment of premiums on life insurance policies and $1,341 contributed by the Company to its 401(k) Plan on behalf of Mr. Shaw.

 (4) Represents, for the fiscal years ended June 30, 2000, June 30, 1999 and June 30, 1998, respectively, (i) $2,000 contributed by the Company to its 401(k) Plan on behalf of Mr. Byrum and $6,600 for taxable fringe benefits in connection with auto allowance; (ii) $2,000 contributed by the Company to its 401(k) Plan on behalf of Mr. Byrum; and (iii) $1,962 contributed by the Company to its 401(k) Plan on behalf of Mr. Byrum and $475 earned in the form of interest not paid by Mr. Byrum on a below market rate loan from the Company to Mr. Byrum.

 (5) The bonus paid to Mr. Mangum was a one-time payment made by the Company in connection with Mr. Mangum's agreement to join the Company in June 1998.

 (6) Represents amounts contributed by NCS to its 401(k) Plan on behalf of the employee.

 (7) Represents, for the fiscal years ended June 30, 2000, June 30, 1999 and June 30, 1998, respectively, (i) $2,100 contributed by the Company to its 401(k) Plan on behalf of Mr. Stethem and $24,808 one-time payment made by the Company in connection with accrued, but unpaid vacation; (ii) $50,000 paid by the Company in connection with reimbursement of relocation expense and $2,100 contributed by the Company to its 401(k) Plan on behalf of Mr. Stethem; and (iii) $2,000 contributed by the Company to its 401(k) Plan on behalf of Mr. Stethem.

 (8) Represents, for the fiscal years ended June 30, 2000, June 30, 1999 and June 30, 1998, respectively, (i) $2,100 contributed by the Company to its 401(k) Plan on behalf of Mr. Mascali and $5,650 for taxable fringe benefits in connection with auto allowance; (ii) $2,000 contributed by the Company to its 401(k) Plan on behalf of Mr. Mascali; and (iii) $1,920 contributed by the Company to its 401(k) Plan on behalf of Mr. Mascali and $270 for taxable fringe benefits in connection with auto allowance.

 (9) Mr. Richardson was terminated from his position as Executive Vice President effective as of May 11, 2000.

(10) Mr. Steinhilber resigned from his position as Executive Vice President and Chief Operating Officer effective as of June 11, 1999.

OPTION GRANTS

     Shown below is information on grants of stock options pursuant to the Company's 1996 Long Term Incentive Plan and the Company's 1998 Performance Plan during the fiscal year ended June 30, 2000 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                                INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                              -----------------------------------------------------      ANNUAL RATES OF
                                           PERCENTAGE OF                                   STOCK PRICE
                              NUMBER OF    TOTAL OPTIONS                                APPRECIATION FOR
                              SECURITIES    GRANTED TO     EXERCISE OR                    OPTION TERMS
                              UNDERLYING   EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
            NAME               OPTIONS      FISCAL YEAR    (PER SHARE)      DATE         5%          10%
            ----              ----------   -------------   -----------   ----------   ---------   ---------
Kevin B. Shaw...............    35,000(1)       7.1%          $4.25       08/04/04     $41,097     $90,813
President, Chief Executive      17,000(2)       5.9%          $1.47       01/28/05       6,904      15,257
  Officer & Secretary

William B. Byrum............    60,000(1)      12.1%          $4.25       08/04/04      70,452     155,680
Executive Vice President &      22,000(2)       7.6%          $1.47       01/28/05       8,935      19,744
  Chief Operating Officer

Thomas Bryant Mangum........    20,000(1)       4.1%          $4.25       08/04/04      23,484      51,893
Senior Vice President           10,000(2)       3.4%          $1.47       01/28/05       4,061       8,974

Gerald D. Stethem...........    30,000(1)       6.1%          $4.25       08/04/04      35,226      77,840
Chief Financial Officer         17,000(2)       5.9%          $1.47       01/28/05       6,904      15,257

Michael J. Mascali..........    25,000(1)       5.1%          $4.25       08/04/04      29,355      64,867
Senior Vice President           10,000(2)       3.4%          $1.47       01/28/05       4,061       8,974

Marvin R. Richardson........    30,000(1)       6.1%          $4.25       08/04/04        --(3)       --(3)
Executive Vice President        15,000(2)       5.2%          $1.47       01/28/05        --(3)       --(3)

Jeffrey R. Steinhilber(4)...        --           --              --             --          --          --
Executive Vice President

---------------

(1) The option was granted on August 4, 1999 and becomes exercisable annually in one-third increments beginning on August 1, 2001.

(2) The option was granted on January 28, 2000 and becomes exercisable annually in one-half increments beginning on January 28, 2001.

(3) The options were forfeited in connection with Mr. Richardson's termination, which was effective as of May 11, 2000.

(4) Pursuant to the terms of a Separation Agreement between the Company and Mr. Steinhilber, the option was forfeited in connection with Mr. Steinhilber's resignation, which was effective as of June 11, 1999.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides certain information concerning the value of securities underlying unexercised stock options held by each of the Named Executive Officers during the fiscal year ended June 30, 2000. This table assumes the conversion into Class A Stock of all shares of Class B Stock issuable upon the exercise of certain options.

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                             NUMBER OF                 UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                              SHARES                  OPTIONS AT JUNE 30, 2000          JUNE 30, 2000(1)
                            ACQUIRED ON    VALUE     ---------------------------   ---------------------------
           NAME              EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   --------   -----------   -------------   -----------   -------------
Kevin B. Shaw.............      --          $ --        30,000        112,000        $    --        $    --
William B. Byrum..........      --            --        21,000        117,000             --             --
Thomas Bryant Mangum......      --            --            --         50,000             --             --
Gerald D. Stethem.........      --            --        11,667         73,333             --             --
Michael J. Mascali........      --            --         7,667         56,333             --             --
Marvin R. Richardson......      --            --            --             --             --             --
Jeffrey R. Steinhilber....      --            --       113,382             --             --             --

---------------

(1) All stock options were out of the money (the exercise price was higher than the market price) at June 30, 2000.

EMPLOYMENT AGREEMENTS

     The Company is party to an employment agreement with William B. Byrum, dated September 1, 1995, pursuant to which Mr. Byrum was employed by the Company as Vice President - Corporate Development. In June 1998, Mr. Byrum was promoted to the position of Senior Vice President. In June 1999, Mr. Byrum was promoted to the position of Executive Vice President and Chief Operating Officer. The agreement provides for a term of five years and an annual salary subject to increase at the discretion of the Company. The agreement provides for a bonus to be paid to Mr. Byrum. In addition, the agreement contains certain non-compete, non-disclosure and non-interference provisions applicable to Mr. Byrum. On October 25, 2000, the Board of Directors approved the termination of Mr. Byrum's employment agreement. The company has entered into a salary continuation agreement with Mr. Byrum, the terms of which are more fully described below.

     The Company is a party to an employment agreement with Jeffrey R. Steinhilber, dated December 1, 1998, pursuant to which the Company agreed to employ Mr. Steinhilber for a period of three years as its Chief Operating Officer at a minimum annual base salary of $220,000, subject to increase at the discretion of the Chief Executive Officer. Mr. Steinhilber resigned from the Company effective as of June 11, 1999. Pursuant to the terms of the Separation Agreement between the Company and Mr. Steinhilber, dated September 10, 1999, he is entitled through November 30, 2001 to payment of (i) his annual salary of $220,000, (ii) reimbursement of club dues and assessments in connection with his membership at a country club and (iii) receipt of continued benefits and certain perquisites from the Company. The expiration date for vested options to purchase 13,524 shares of Class A Stock and 5,000 shares of Class A Stock were each extended from February 1, 2002 and April 22, 2002, respectively, to December 28, 2004.

     The Company is a party to a salary continuation agreement with each of Jon
H. Outcalt, Kevin B. Shaw, William B. Byrum, Thomas B. Mangum, Gerald D. Stethem and Michael J. Mascali (each an "Employee").

The agreements entered into with Messrs. Mangum, Stethem and Mascali are dated July 20, 1999. The agreements with Mr. Outcalt and Shaw are dated September 29, 2000 and Mr. Byrum's agreement is dated October 25, 2000. Under the terms of the salary continuation agreement, if, subsequent to a change in control transaction involving the Company, the Employee's employment is terminated by the Company other than for cause (as defined in the agreement) or he terminates his employment for good reason (as defined in the agreement), the Employee will be entitled to receive for a period ending (A) two years for Messrs. Outcalt, Shaw, Byrum, Mangum and Stethem, and (B) on year for Mr. Mascali, from the date of change in control transaction (i) a base salary at an annual rate equal to the greater of (x) the highest monthly base salary paid by the Company to the Employee during the 12 months preceding the change in control transaction or (y) the highest monthly salary paid by the Company to the Employee during the period from the date of the change in control transaction to the date of the termination of the Employee's employment, and (ii) health insurance, life insurance and retirement benefits that would have been provided if the Employee had not been terminated, in accordance with the most favorable plans or policies of the Company during the 90-day period preceding the change in control transaction, or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees. The Company has entered into similar salary continuation agreements for both one and two year terms with an additional twelve key employees.

           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Human Resources Committee (the "Committee") of the Board of Directors. The Committee is comprised of Messrs. Mixon, Osborne and Sells, none of whom is an officer or employee of the Company.

COMPENSATION PHILOSOPHY

     The Committee's philosophy regarding the compensation of its executive officers is to (i) provide a competitive total compensation package that enables the Company to attract and retain qualified executives; (ii) provide executives with incentive bonuses linked to Company and individual performance; and (iii) provide executive officers with a significant equity stake in the Company through stock options or other equity incentives.

     Section 162(m) of the Internal Revenue Code prohibits a deduction to any publicly held corporation for compensation paid to a "covered employee" in any year in excess of $1 million. A covered employee is generally one of the Named Executive Officers. The Committee does not expect the deductibility of any compensation paid to any of the Named Executive Officers in 2000 to be affected by Section 162(m). However, the Committee may consider alternatives to its existing compensation programs in the future to assure the deductibility of executive compensation.

FISCAL 2000 COMPENSATION DECISIONS

     Salaries. Salaries for all executive officers for fiscal 2000, other than Messrs. Outcalt and Shaw, were established by the Committee based on recommendations by Mr. Shaw. Salaries for some executive officers were increased early in fiscal 2000, based on then-existing financial circumstances, consistent with the Company's desire to retain and attract qualified executives in an increasingly competitive labor market.

     Bonuses. Generally, cash bonuses paid by the Company to its executive officers are based on each executive's function, level of responsibility and/or the terms of their employment agreements. Due to (i) the financial pressure experienced by the Company and the health care services industry in general during fiscal year 2000 and (ii) the considerable challenges facing the Company primarily resulting from the implementation of Medicare's Prospective Payment System, bonuses were generally not paid to executive officers.

     Stock Options. The Committee believes that the interests of executives most responsible for the management and growth of the Company should be closely aligned with the long-term interests of the Company's stockholders. As a consequence, options to purchase an aggregate of 494,250 shares of Class A Stock were granted to 37 employees of the Company on August 4, 1999, based on the Board's recommendation in July 1999. Of the total stock options granted, the Company awarded options to purchase an aggregate of 273,250 shares of Class A Stock to the Company's executive officers. The stock options vest incrementally over time beginning two years from the date of grant and expire five years from the date of grant. The exercise price of each stock option is $4.25 per share, which was the closing price of the Class A Stock on the date of grant.

     In addition, options to purchase an aggregate of 290,500 shares of Class A Stock were granted to 44 employees of the Company on January 28, 2000, based on the Board's recommendation in January 2000. Of the total stock options granted, the Company awarded options to purchase an aggregate of 127,000 shares of Class A Stock to the Company's executive officers. The stock options vest incrementally over time beginning one year from the date of grant and expire five years from the date of grant. The exercise price of each stock option is $1.47 per share, which was the closing price of the Class A Stock on the date of grant.

     In determining the number of options awarded to individual executive officers, the Committee generally establishes a level of award based on the individual's position and level of responsibility.

COMPENSATION OF THE CHAIRMAN AND OF THE CHIEF EXECUTIVE OFFICER

     The compensation arrangements of Mr. Outcalt, the Chairman of the Company, and Mr. Shaw, the President, Chief Executive Officer and Secretary of the Company, are determined based on the Committee's subjective assessment of their performance, measured by the Company's overall financial performance and the Committee's assessment of their contributions to achieving strategic objectives during the year. In light of the financial challenges facing the Company, Messrs. Outcalt and Shaw elected not to be considered for salary increases or bonuses during fiscal 2000.

                                          THE HUMAN RESOURCES COMMITTEE

                                          Richard L. Osborne, Chairman
                                          A. Malachi Mixon, III
                                          Boake A. Sells

       COMPARISON OF 52 MONTH CUMULATIVE TOTAL RETURN AMONG THE COMPANY'S
              CLASS A STOCK, THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE NASDAQ HEALTH SERVICES INDEX*

     The following line graph compares the percentage change in the cumulative total stockholder return on the Class A Stock against the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Health Services Index for the period commencing February 14, 1996 and ended June 30, 2000. The graph assumes an investment of $100 on February 14, 1996 in Class A Stock or on January 31, 1996 for the applicable index, a reinvestment of dividends (no dividends were declared on the Class A Stock during the period) and actual market value increases and decreases of the Class A Stock relative to an initial investment of $100 in the applicable index.

     The Company believes the information provided has only limited relevance and is not necessarily indicative of future price performance.

                                                      NCS Healthcare, Inc.       NASDAQ Stock market (U.S.)
2/14/96                                                                100                             100
6/96                                                                183.33                          109.73
6/97                                                                184.09                          133.45
6/98                                                                172.73                          175.69
6/99                                                                 32.95                             253
6/00                                                                  4.55                          373.71

                                                     NASDAQ Health Services
2/14/96                                                                 100
6/96                                                                 108.26
6/97                                                                 100.04
6/98                                                                  97.45
6/99                                                                  92.58
6/00                                                                  71.98

          *$100 INVESTED ON 2/14/96 IN STOCK OR ON 1/31/96
          IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
          FISCAL YEAR ENDING JUNE 30.

                     PROPOSAL TO APPROVE AND ADOPT THE NCS
                     HEALTHCARE, INC. 2000 PERFORMANCE PLAN

     Stockholders will be asked at the Annual Meeting to vote on a proposal to approve and adopt the NCS HealthCare, Inc. 2000 Performance Plan (the "Plan"). The Plan was adopted by the Board of Directors on September 29, 2000, subject to stockholder approval. As of October 30, 2000, an insufficient number of shares remained available for future option grants under the Company's existing 1996 Long Term Incentive Stock Option Plan and its 1998 Performance Plan. Therefore, the Human Resources Committee of the Board of Directors (the "Committee") recommended approval of the Plan in order to continue to have access to a sufficient pool of shares of Class A Stock to provide incentives to the Company's Directors and key employees. The Plan provides the Committee with broad discretion to fashion awards in the form of stock options, stock awards, stock appreciation rights and cash awards to individuals whose services are expected to aid in the long-term growth and performance of the Company.

     The full text of the Plan is attached hereto as Appendix A to this Proxy Statement. Important details about specific provisions of the Plan are more fully described below, but the following summary is not intended to be complete and it is qualified in its entirety by reference to the Plan.

GENERAL

     The Plan will give the Committee discretion to fashion the terms of awards in order to provide the Company's employees with cash and/or stock-based incentives that are appropriate under the circumstances. It will permit the issuance of restricted stock, stock options and stock appreciation rights.

     All Directors (including members of the Committee) and employees of the Company and its subsidiaries will be eligible to be selected by the Committee for participation in the Plan. The Plan will be administered by the Committee or any other committee of the Board that the Board or the Committee authorizes.

     Authority of the Committee. The Committee has authority to: select the persons who will receive awards (persons receiving awards under the Plan are known as "Participants"); grant awards; determine the terms, conditions and restrictions applicable to the awards (including the forms of agreements for such awards); determine how the exercise price is paid; modify or replace outstanding awards within the limits of the Plan; accelerate the date on which awards become exercisable; waive the restrictions and conditions applicable to awards; defer payout on awards; and establish rules governing the Plan, including special rules applicable to awards made to employees who are foreign nationals or are employed outside the United States.

     The Plan does not establish limits on the terms of awards such as the exercise price, restrictions, performance objectives, vesting periods, or termination provisions in the event of termination of employment. Instead, the Committee is given the broad authority to establish these terms in order best to achieve the purposes of the Plan.

     The Committee may delegate its authority under the Plan to any other person or persons that it deems appropriate. Any decision made by the Committee in connection with the administration, interpretation and implementation of the Plan and of its rules and regulations will be, to the extent permitted by law, final and binding upon all persons. Neither the Committee nor any of its members is liable for any act taken by the Committee pursuant to the Plan. No member of the Committee is liable for the acts of any other member.

     Number of Shares of Class A Stock. The aggregate number of shares of Class A Stock that may be subject to awards granted under the Plan during its term is 2,000,000 shares of the Company's Class A Stock, subject to certain adjustments. Shares of Class A Stock issued under the Plan may be either newly-issued shares or treasury shares. The assumption of obligations in respect of awards granted by an organization acquired by the Company, or the grant of awards under the Plan in substitution for any such awards, will not reduce the number of shares of Class A Stock available in any fiscal year for the grant of awards under the Plan.

     Shares of Class A Stock subject to an award that are forfeited, terminated, or canceled without having been exercised (other than shares subject to a stock option that are canceled upon the exercise of a related stock appreciation right) will generally be available again for grant under the Plan, without reducing the number of shares of Class A Stock available in any fiscal year for grant of awards under the Plan.

     In the event of a recapitalization, stock dividend, stock split, distribution to stockholders (other than cash dividends), or similar transaction, the Committee can adjust, in any manner that it deems equitable, the number and class of shares that may be issued under the Plan and the number and class of shares, and exercise price, applicable to outstanding awards.

     Types of Awards. The Plan provides for the grant of stock options, which may either be incentive stock options or "non-qualified" stock options, stock awards, restricted stock, stock equivalent units, stock appreciation rights and cash awards. These awards are payable in cash or shares of Class A Stock, or any combination thereof, as determined by the Committee.

     Grant of Awards. Awards may be granted singly or in combination or tandem with other awards. Awards may also be granted to replace other awards granted by the Company. If an employee pays all or part of the exercise price or taxes associated with an award by the transfer of shares of Class A Stock or the surrender of all or part of an award (including the award being exercised), the Committee may, in its discretion, grant a new award to replace the award or the shares of Class A Stock that were transferred or surrendered. The Company may also assume awards granted by an organization acquired by the Company or may grant awards in replacement of any such awards.

     Certain Limits on Grant of Stock Options or Stock Appreciation Rights. The Plan provides that the maximum aggregate number of shares of Class A Stock (i) for which stock options may be granted, and (ii) with respect to which stock appreciation rights may be granted, to any particular employee during any calendar year during the term of the Plan is 300,000 shares of Class A Stock, subject to adjustment in accordance with Section 4(c) of the Plan.

     Payment of Exercise Price. The exercise price of a stock option (other than an incentive stock option) and any other stock award for which the Committee has established an exercise price may be paid in cash, by the transfer of shares of Class A Stock, by the surrender of all or part of an award (including the award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an incentive stock option may be paid in cash, by the transfer of shares of Class A Stock, or by a combination of these methods, as and to the extent permitted by the Committee at the time of grant, but may not be paid by the surrender of an award. The Committee may prescribe any other method of paying the exercise price that is determined to be consistent with applicable law and the purpose of the Plan.

     Taxes Associated with Awards. Prior to the payment of an award, the Company may withhold, or require a participant to remit to the Company, an amount of cash sufficient to pay any federal, state, and local taxes associated with the award. The Committee may permit participants to pay the taxes associated with an award (other than an incentive stock option) by the transfer of shares of Class A Stock, by the surrender of all or part of an award (including the award being exercised), or by a combination of cash and/or one of these methods. In addition, the Committee may permit a participant to pay the taxes associated with an incentive stock option by the transfer of shares of Class A Stock or by a combination of cash and such method.

     Termination of Awards. The Committee may cancel any awards if the participant, without the Company's prior written consent, (i) renders services for an organization, or engages in a business, that is (in the judgment of the Committee) in competition with the Company or (ii) discloses to anyone outside of the

Company, or uses for any purpose other than the Company's business, any confidential information relating to the Company.

     Change in Control. In the event of a change in control of the Company, as defined in the Plan, the Board of Directors or the Committee, in its discretion may (i) accelerate the exercisability of any stock options and stock appreciation rights, notwithstanding any limitations set forth in the Plan, (ii) deem all restrictions and conditions applicable to restricted stock and other stock awards as having been satisfied and (iii) release all cash awards and/or deem them to have been fully earned as of the date of the change in control.

     Amendment, Effective Date, and Termination of the Plan. The Board of Directors may amend, suspend, or terminate the Plan at any time. Stockholder approval for any such amendment will be required if the amendment results in:
(i) an increase, subject to certain exceptions, in the maximum number of shares of Class A Stock that may be subject to awards granted under the Plan, (ii) a change that would cause any incentive stock option granted under the Plan not to qualify as an incentive stock option under the Internal Revenue Code of 1986, as amended (the "Code") or (iii) any change that would eliminate the exemption from the "short-swing profits" rules currently available to the Plan and to awards granted under the Plan.

     The Plan was approved by the Board of Directors on September 29, 2000, but will not be effective until its adoption by the Company's stockholders; the Plan will remain in effect until November 1, 2010.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

     The anticipated income tax treatment, under current provisions of the Code, of the grant and exercise of awards is as follows:

     Incentive Stock Options. In general, within certain dollar limits, an employee will not recognize taxable income at the time an incentive stock option is granted or exercised provided the employee has been employed by the Company at all times from the date of grant until the date three months before the date of exercise (one year in the case of permanent disability). However, the excess of the fair market value of the shares of Class A Stock acquired upon exercise of the incentive stock option over the exercise price is an item of tax preference for purposes of the alternative minimum tax. If the employee exercises an incentive stock option without satisfying the employment requirement, the income tax treatment will be the same as that for a non-qualified stock option described below. Upon disposition of the shares of Class A Stock acquired upon exercise of an incentive stock option, capital gain or capital loss will be recognized in an amount equal to the difference between the sale price and the exercise price, provided that the employee has not disposed of the shares of Class A Stock within two years of the date of option grant or within one year from the date of option exercise (a "Disqualifying Disposition"). If the employee disposes of the shares in a Disqualifying Disposition, the employee will recognize ordinary income at the time of the Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the shares on the date the incentive stock option is exercised or the amount realized in the Disqualifying Disposition. Any remaining gain or loss is treated as a capital gain or capital loss.

     The Company is not entitled to a tax deduction either upon the exercise of an incentive stock option or upon the disposition of the Common Shares acquired thereby, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition and subject to the applicable provisions of the Code.

     Non-Qualified Stock Options. In general, an employee will not recognize taxable income at the time a stock option that does not qualify as an incentive stock option (a "Non-qualified Stock Option") is granted. An amount equal to the difference between the exercise price and the fair market value, on the date of exercise, of the shares of Class A Stock acquired upon exercise of the Non-qualified Stock Option will be included in the employee's ordinary income in the taxable year in which the Non-qualified Stock Option is exercised, and the employee will receive a tax basis for the shares equal to their fair market value on the date of exercise. Upon disposition of the shares of Class A Stock acquired upon exercise of the Non-qualified Stock Option, appreciation or depreciation from the tax basis of the acquired shares after the date of exercise will be treated as either capital gain or capital loss.

     Subject to the applicable provisions of the Code, the Company generally will be entitled to a tax deduction in the amount of the ordinary income realized by the employee in the year the Non-qualified Stock Option is exercised. Any amounts includable as ordinary income to an employee in respect of a Non-qualified Stock Option will be subject to applicable withholding for federal income and employment taxes.

     Stock Appreciation Rights. The grant of stock appreciation rights will have no immediate tax consequences to the Company or the employee receiving the grant. In general, the amount of compensation that will be realized by an employee upon exercise of a stock appreciation right is equal to the difference between the grant date valuation of the Common Shares underlying the stock appreciation right and the fair market value of those shares on the date of exercise. The amount received by the employee upon the exercise of the stock appreciation rights will be included in the employee's ordinary income in the taxable year in which the stock appreciation rights are exercised. Subject to the applicable provisions of the Code, the Company generally will be entitled to a deduction in the same amount in that year.

     The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of awards under the Plan or to the Company or to describe tax consequences based on particular circumstances. It is based on United States federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. The discussion does not address state or local income tax consequences or income tax consequences for taxpayers who are not subject to taxation in the United States.

NEW PLAN BENEFITS

     No awards to any person have been made under the Plan. The benefits that will be received by eligible persons under the Plan or that would have been received under the Plan if it had been in effect in the fiscal year ended June 30, 2000 are not currently determinable because awards will be made at the discretion of the Committee.

     The Board of Directors recommends a vote "FOR" the proposal to approve and adopt the Plan. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present, either in person or by proxy, at the Annual Meeting is required to approve and adopt the Plan. Thus, stockholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, however, are not counted as present for determining whether this proposal has been approved and have no effect on its outcome.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's Directors and certain of its officers and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Such persons are further required to furnish the Company with copies of all such forms they file. Based solely on the Company's review of the copies of such forms it has received, the Company believes all Section 16(a) filing requirements were satisfied by the Company's Directors and executive officers for the fiscal year ended June 30, 2000.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the Annual Meeting of Stockholders to be held in 2001. Any such proposal should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to Investor Relations Department, NCS HealthCare, Inc., 3201 Enterprise Parkway, Cleveland, Ohio 44122 and must be received no later than July 12, 2001. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced; and (b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice. If the proponent is not a stockholder of record, proof of beneficial ownership also should be submitted. All proposals must be a proper subject for action and comply with the Proxy Rules of the Securities and Exchange Commission and such other requirements imposed by the Company as set forth in its By-Laws. The Chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

     The Company may use its discretion in voting proxies with respect to stockholder proposals not included in the Proxy Statement for the fiscal year ended June 30, 2001, unless the Company receives notice of such proposals prior to September 15, 2001.

                              INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected the firm of Ernst & Young LLP, independent auditors, to examine and audit the financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 2001. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement should they so desire. The representatives also will be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

     Upon the receipt of a written request from any stockholder entitled to vote at the Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange

Commission pursuant to Rule 13a-1 under the Exchange Act, for the Company's most recent fiscal year. Requests from beneficial owners of the Company's voting securities must set forth a good-faith representation that, as of the Annual Meeting Record Date, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to: Investor Relations Department, NCS HealthCare, Inc., 3201 Enterprise Parkway, Cleveland, Ohio 44122.

     You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Kevin B. Shaw
                                          President, Chief Executive Officer &
                                          Secretary

November 13, 2000

                                                                      APPENDIX A

                              NCS HEALTHCARE, INC.
                             2000 PERFORMANCE PLAN

1.  PURPOSE

     The NCS HealthCare, Inc. 2000 Performance Plan, as the same may be amended (the "Plan"), is designed to foster the long-term growth and performance of the Company by: (a) enhancing the Company's ability to attract and retain highly qualified employees and (b) motivating its Directors and employees to serve and promote the long-term interests of the Company and its stockholders through stock ownership and performance-based incentives. To achieve this purpose, the Plan provides authority for the grant of Stock Options, Restricted Stock, Stock Equivalent Units, Stock Appreciation Rights, Cash Awards and other stock and performance-based incentives.

2.  DEFINITIONS

     (a) "AFFILIATE" means the same definition as under Rule 12b-2 under the Exchange Act.

     (b) "AWARD" means the grant of Stock Options, Restricted Stock, Stock Equivalent Units, Stock Appreciation Rights, Cash Awards, and other stock and performance-based incentives under this Plan.

     (c) "AWARD AGREEMENT" means any agreement between the Company and a Participant that sets forth terms, conditions, and restrictions applicable to an Award.

     (d) "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     (e) "CASH AWARD" is defined in Section 6(b)(iv).

     (f) "CHANGE IN CONTROL" means, at any time after the date of the adoption of this Plan, the occurrence of any one or more of the following:

          (i) Any Person (other than any employee benefit plan or employee stock ownership plan of the Company, or any Person organized, appointed, or established by the Company, for or pursuant to the terms of any such plan), alone or together with any of its Affiliates, becomes the Beneficial Owner of 20% or more of the total outstanding voting power of the Company, as reflected by the power to vote in connection with the election of Directors, or commences or publicly announces an intent to commence a tender offer or exchange offer the consummation of which would result in the Person becoming the Beneficial Owner of 20% or more of the total outstanding voting power of the Company as reflected by the power to vote in connection with the election of Directors. For purposes of this Section 2(f)(i), the term "Person" means a person as defined by Section 13(d)(3) of the Exchange Act, and the term "Beneficial Owner" means a beneficial owner as defined by Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act.

          (ii) At any time during a period of 24 consecutive months, individuals who were Directors at the beginning of the period no longer constitute a majority of the members of the Board of Directors, unless the election, or the nomination for election by the Company's stockholders, of each Director who was not a Director at the beginning of the period is approved by at least a majority of the Directors who are in office at the time of the election or nomination and were either Directors at the beginning of the period or are Continuing Directors.

          (iii) A record date is established for determining stockholders entitled to vote upon (A) a merger or consolidation of the Company with another corporation (which is not an affiliate of the Company) in which the Company is not the surviving or continuing corporation or in which all or part of the outstanding capital stock of the Company is to be converted into or exchanged for cash, securities, or other property, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) the dissolution or liquidation (but not partial liquidation) of the Company.

     (g) "CLASS B COMMON STOCK" means the shares of Class B Common Stock, without par value, of the Company, including authorized and unissued shares of Class B Common Stock.

     (h) "CODE" means the Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time.

     (i) "COMMITTEE" means the Human Resources Committee of the Board of Directors, or any other committee of the Board of Directors that the Board of Directors or the Human Resources Committee authorizes to administer all or any aspect of this Plan.

     (j) "CLASS A COMMON STOCK" means the shares of Class A Common Stock, without par value, of the Company, including authorized and unissued shares of Class A Common Stock and shares of Class A Common Stock held in treasury.

     (k) "COMPANY" means NCS HealthCare, Inc., a Delaware corporation, and its direct and indirect subsidiaries.

     (l) "CONTINUING DIRECTOR" means a Director who was a Director prior to a Change in Control or was recommended or elected to succeed a Continuing Director by a majority of the Continuing Directors then in office.

     (m) "DIRECTOR" means a director of NCS HealthCare, Inc.

     (n) "EXCHANGE ACT" means the Securities Exchange Act of 1934, and any law that supersedes or replaces it, as amended from time to time.

     (o) "FAIR MARKET VALUE" of Class A Common Stock means the value of the Class A Common Stock determined by the Committee, or pursuant to rules established by the Committee on a basis consistent with regulations under the Code.

     (p) "INCENTIVE STOCK OPTION" means a Stock Option that meets the requirements of Section 422 of the Code.

     (q) "NOTICE OF AWARD" means any notice by the Committee to a Participant that advises the Participant of the grant of an Award or sets forth terms, conditions, and restrictions applicable to an Award.

     (r) "PARTICIPANT" means any person to whom an Award has been granted under this Plan.

     (s) "PERFORMANCE OBJECTIVES" means the achievement of performance objectives, the outcomes of which are substantially uncertain when set, established pursuant to this Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the subsidiary, division, department or function within the Company in respect of which the Participant performs services. Any Performance Objectives applicable to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code (the "Performance-Based Exception") shall be limited to specified levels of or increases in the Company's, or subsidiary's, or division's, or department's, or function's return on equity, earnings per share, total earnings, earnings growth, return on capital, operating measures (including, but not limited to, operating margin and operating costs) return on assets, or increase in the Fair Market Value of the Class A Common Stock. Except in the case of such an Award intended to qualify as Performance-Based Compensation, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Before any payment of Performance-Based Compensation, the Committee shall certify that the Performance Objectives and any other material terms were in fact satisfied.

     The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that will not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

     (t) "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a governmental authority.

     (u) "RESTRICTED STOCK" means an Award of Common Stock that are subject to restrictions or risk of forfeiture.

     (v) "RULE 16b-3" means Rule 16b-3 under the Exchange Act, or any rule that supersedes or replaces it, as amended from time to time.

     (w) "STOCK APPRECIATION RIGHT" is defined in Section 6(b)(i).

     (x) "STOCK AWARD" is defined in Section 6(b)(ii).

     (y) "STOCK EQUIVALENT UNIT" means an Award that is valued by reference to the value of the Class A Common Stock.

     (z) "STOCK OPTION" is defined in Section 6(b)(iii).

3.  ELIGIBILITY

     All Directors and employees of the Company and its Affiliates are eligible for the grant of Awards. The selection of any such persons to receive Awards will be within the discretion of the Committee. More than one Award may be granted to the same person.

     Notwithstanding the foregoing, any individual who renounces in writing any right that he or she may have to receive Awards under the Plan shall not be eligible to receive any Awards hereunder.

4.  CLASS A COMMON STOCK AVAILABLE FOR AWARDS; ADJUSTMENT

     (a) Number of Shares of Common Stock. The aggregate amount of Class A Common Stock that may be subject to Awards, including Stock Options, granted under this Plan during the term of this Plan will be equal to Two Million (2,000,000) shares of Class A Common Stock, subject to any adjustments made in accordance with the terms of this Section 4.

     The assumption of obligations in respect of awards granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution for any such awards, will not reduce the amount of Class A Common Stock available in any fiscal year for the grant of Awards under this Plan.

     Class A Common Stock subject to an Award that is forfeited, terminated, or canceled without having been exercised (other than Class A Common Stock subject to a Stock Option that is canceled upon the exercise of a related Stock Appreciation Right) will again be available for grant under this Plan, without reducing the amount of Class A Common Stock available in any fiscal year for grant of Awards under this Plan. In addition, any Class A Common Stock which is retained to satisfy a Participant's withholding tax obligations or which is transferred to the Company by a Participant to satisfy such obligations or to pay all or any portion of the exercise price of the Award in accordance with the terms of the Plan, the Award Agreement or the Notice of Award, may be made available for reoffering under the Plan to any Participant.

     (b) No Fractional Shares of Class A Common Stock. No fractional shares of Class A Common Stock will be issued, and the Committee will determine the manner in which the value of fractional shares of Class A Common Stock will be treated.

     (c) Adjustment. In the event of any change in the Class A Common Stock by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, including any transaction described under Section 424(a) of the Code, or in the event of a stock dividend, stock split, or distribution to stockholders (other than normal cash dividends), the Committee will have authority to adjust, in any manner that it deems equitable, the number and class of shares of Class A Common Stock that may be issued under this Plan, the number and class of shares of Class A Common Stock subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of the Class A Common Stock and other value determinations applicable to outstanding Awards, including as may be allowed or required under Section 424(a) of the Code.

5.  ADMINISTRATION

     (a) Committee. This Plan will be administered by the Committee. The Committee will, subject to the terms of this Plan, have the authority to: (i) select the eligible persons who will receive Awards, (ii) grant Awards, (iii) determine the number and types of Awards to be granted to eligible persons, (iv) determine the terms, conditions, vesting periods, and restrictions applicable to Awards, including timing and price, (v) adopt, alter, and repeal administrative rules and practices governing this Plan, (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan, including, where applicable, determining the method of valuing any Award and certifying as to the satisfaction of such Awards, (vii) prescribe the forms of any Notices of Award, Award Agreements, or other instruments relating to Awards, and (viii) otherwise supervise the administration of this Plan.

     (b) Delegation. The Committee may delegate any of its authority to any other person or persons that it deems appropriate.

     (c) Decisions Final. All decisions by the Committee, and by any other Person or Persons to whom the Committee has delegated authority, to the extent permitted by law, will be final and binding on all Persons.

     (d) No Liability. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

6.  AWARDS

     (a) Grant of Awards. The Committee will determine the type or types of Awards to be granted to each Participant and will set forth in the related Notice of Award or Award Agreement and the terms, conditions, vesting periods, and restrictions applicable to each Award. Awards may be granted singly or in combination or tandem with other Awards. Awards may also be granted in replacement of, or in substitution for, other awards granted by the Company, whether or not granted under this Plan; without limiting the foregoing, if a Participant pays all or part of the exercise price or taxes associated with an Award by the transfer of Class A Common Stock or the surrender of all or part of an Award (including the Award being exercised), the Committee may, in its discretion, grant a new Award to replace the Class A Common Stock that was transferred or the Award that was surrendered. The Company may assume obligations in respect of awards granted by any Person acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

     (b) Types of Awards. Awards may include, but are not limited to, the following:

          (i) Stock Appreciation Right means a right to receive a payment, in cash or Class A Common Stock, equal to the excess of (A) the Fair Market Value, or other specified valuation, of a specified number of Class A Common Stock on the date the right is exercised over (B) the Fair Market Value, or other specified valuation, of such Class A Common Stock on the date the right is granted, all as determined by the Committee. The right may be conditioned upon the occurrence of certain events, such as a Change in Control of the Company, or may be unconditional, as determined by the Committee.

          (ii) Stock Award means an Award that is made in Class A Common Stock, Restricted Stock, or Stock Equivalent Units or that is otherwise based on, or valued in whole or in part by reference to, the Class A Common Stock. All or part of any Stock Award may be subject to conditions, restrictions, and risks of forfeiture, as and to the extent established by the Committee. Stock Awards may be based on the Fair Market Value of the Class A Common Stock, or on other specified values or methods of valuation, as determined by the Committee.

          (iii) Stock Option means a right to purchase a specified amount of Class A Common Stock, during a specified period, and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Stock Option that does not qualify as an Incentive Stock Option. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee, Incentive Stock Options must comply with the requirements of Section 422 of the Code and regulations promulgated thereunder, including the requirement that the aggregate Fair Market Value of the Common Stock with respect to which the Incentive Stock Option first becomes exercisable in any calendar year shall not exceed $100,000 (measured as of the effective date of the award of an Incentive Stock Option). If any Incentive Stock Option granted under the Plan would cause such dollar limits to be exceeded, then the excess portion of such Incentive Stock Option shall become exercisable in the next or succeeding calendar year in which its exercisability would not violate the dollar limitations. The exercise price of a Stock Option that does not qualify as an Incentive Stock Option may be more or less than the Fair Market Value of the Common Stock on the date the Stock Option is granted.

          (iv) Cash Award means an award denominated in cash. All or part of any Cash Award may be subject to conditions established by the Committee, including but not limited to future service with the Company or the achievement of the Performance Objectives.

     (c) Limits on Awards. The maximum aggregate amount of Class A Common Stock
(i) for which Stock Options may be granted, and (ii) with respect to which Stock Appreciation Rights may be granted, to any particular employee during any calendar year during the term of this Plan is 300,000 shares, subject to adjustment in accordance with Section 4(c) hereof. The maximum aggregate amount of cash which may be granted or awarded to any particular employee during any calendar year during the term of this Plan is $500,000.

7.  DEFERRAL OF PAYMENT

     With the approval of the Committee, the delivery of the Class A Common Stock, cash, or any combination thereof subject to an Award may be deferred, either in the form of installments or a single future delivery. The Committee may also permit selected Participants to defer the receipt of some or all of their Awards, as well as other compensation, in accordance with procedures established by the Committee to assure that the recognition of taxable income is deferred under the Code. Deferred amounts may, to the extent permitted by the Committee, be credited as cash or Stock Equivalent Units. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents on Stock Equivalent Units.

8.  PAYMENT OF EXERCISE PRICE

     The exercise price of a Stock Option (other than an Incentive Stock Option) and any Stock Award for which the Committee has established an exercise price may be paid in cash, by the transfer of Class A Common Stock, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of Class A Common Stock, or by a combination of these methods, as and to the extent permitted by the Committee but may not be paid by the surrender of all or part of an Award. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan.

     In the event Class A Common Stock that is Restricted Stock is used to pay the exercise price of a Stock Award, that amount of the Class A Common Stock issued upon the exercise of the Award equal to the amount of Class A Common Stock that is Restricted Stock that has been used to pay the exercise price will be subject to the same restrictions as the Restricted Stock.

9.  TAXES ASSOCIATED WITH AWARD

     Prior to the payment of an Award or upon the exercise or release thereof, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state, and local taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all taxes associated with the Award (other than an Incentive Stock Option) in cash, by the transfer of Class A Common Stock, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods. The Committee may permit a

Participant to pay any or all taxes associated with an Incentive Stock Option in cash, by the transfer of Class A Common Stock, or by a combination of these methods or by any other method which does not disqualify the option as an Incentive Stock Option under applicable provisions of the Code.

10.  TERMINATION OF EMPLOYMENT

     If the employment of a Participant terminates for any reason, all unexercised, deferred, and unpaid Awards may be exercisable or paid only in accordance with rules established by the Committee or as specified in the particular Award Agreement or Notice of Award. Such rules may provide, as the Committee deems appropriate, for the expiration, continuation, or acceleration of the vesting of all or part of the Awards.

11.  TERMINATION OF AWARDS UNDER CERTAIN CONDITIONS

     The Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of this Plan or with any Notice of Award or Award Agreement or if the Participant, without the prior written consent of the Company, engages in any of the following activities:

          (i) Renders services for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company.

          (ii) Discloses to anyone outside of the Company, or uses for any purpose other than the Company's business any confidential information or material relating to the Company, whether acquired by the Participant during or after employment with the Company, in a fashion or with a result that the Committee, in its judgment, deems is or may be injurious to the best interests of the Company.

     The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and of any Notice of Award or Award Agreement and has not engaged in any activities referred to in clauses (i) and (ii) above.

12.  CHANGE IN CONTROL

     In the event of a Change in Control of the Company, unless and to the extent otherwise determined by the Board of Directors, (i) all Stock Appreciation Rights and Stock Options then outstanding will become fully exercisable as of the date of the Change in Control; (ii) all restrictions and conditions applicable to Restricted Stock and other Stock Awards will be deemed to have been satisfied as of the date of the Change in Control, and (iii) all Cash Awards shall be released and/or deemed to have been fully earned as of the date of the Change in Control. Any such determination by the Board of Directors that is made after the occurrence of a Change in Control will not be effective unless a majority of the Directors then in office are Continuing Directors and the determination is approved by a majority of the Continuing Directors.

13. AMENDMENT, SUSPENSION, OR TERMINATION OF THIS PLAN; AMENDMENT OF OUTSTANDING AWARDS

     (a) Amendment, Suspension, or Termination of this Plan. The Board of Directors may amend, suspend, or terminate this Plan at any time; provided, however, that in no event, without the approval of the Company's stockholders, shall any action of the Committee or the Board of Directors result in:

          (i) Increasing, except as provided in Section 4(c) hereof, the maximum amount of Class A Common Stock that may be subject to Awards granted under the Plan; or

          (ii) Making any change which would cause any option granted under the Plan as an Incentive Stock Option not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code; or

          (iii) Making any change which would eliminate the exemption provided by Rule 16b-3 for this Plan and for Awards granted under this Plan.

     (b) Amendment of Outstanding Awards. The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

14.  AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES

     To the extent that the Committee deems appropriate to comply with foreign law or practice and to further the purpose of this Plan, the Committee may, without amending this Plan, (i) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those established under this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

15.  NONASSIGNABILITY

     Unless otherwise determined by the Committee, (i) no Award granted under the Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution, and (ii) an Award granted under this Plan may be exercised, during the Participant's lifetime, only by the Participant.

16.  GOVERNING LAW

     The interpretation, validity, and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Delaware.

17.  NO RIGHTS AS EMPLOYEES/STOCKHOLDERS

     Nothing in the Plan or in any Award Agreement or Notice of Award shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate, or to serve as a member of the Board of Directors or to be entitled to receive any remuneration or benefits not set forth in the Plan or such Award Agreement or Notice of Award, or to interfere with or limit either the right of the Company or an Affiliate to terminate the employment of such Participant at any time or the right of the stockholders of the Company to remove him or her as a member of the Board of Directors with or without cause. Nothing contained in the Plan or in any Award Agreement or Notice of Award shall be construed as entitling any Participant to any rights of a stockholder as a result of the grant of an Award until such time as Class A Common Stock is actually issued to such Participant pursuant to the exercise of a Stock Option, Stock Appreciation Right or other Stock Award.

18.  EFFECTIVE AND TERMINATION DATES

     (a) Effective Date. This Plan was approved by the Board of Directors on September 29, 2000 and becomes effective upon adoption by the affirmative vote of the holders of a majority of the voting power of the Company represented by the Class A Common Stock and the Class B Common Stock, represented in person or by proxy, at any annual or special meeting of stockholders at which a quorum is present. The Plan shall be deemed to be adopted on the date of such stockholder meeting.

     (b) Termination Date. This Plan will continue in effect until midnight on November 1, 2010; provided, however, that Awards granted on or before that date may extend beyond that date and restrictions and other terms and conditions imposed on Restricted Stock or any other Award granted on or before that date may extend beyond such date.

                                  DETACH CARD
--------------------------------------------------------------------------------

                              NCS HEALTHCARE, INC.
                         PROXY FOR CLASS A COMMON STOCK
              ANNUAL MEETING OF STOCKHOLDERS -- DECEMBER 12, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints (i) JON H. OUTCALT, KEVIN B. SHAW, and GERALD D. STETHEM, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the shares of Class A Common Stock of NCS HealthCare, Inc. that the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Private Rooms at Playhouse Square, 1515 Euclid Avenue, 2nd Floor, Cleveland, Ohio, on Tuesday, December 12, 2000, at 9:30 a.m. local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the shares of Class A Common Stock of the Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW, SAID SHARES WILL BE VOTED "FOR" THE ELECTION OF THE TWO DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE NCS HEALTHCARE, INC. 2000 PERFORMANCE PLAN.

    (1) ELECTION OF DIRECTORS.

         [ ] FOR both nominees listed                                  [ ] WITHHOLD AUTHORITY
          (except as marked to the contrary below)                      to vote for all nominees listed

                        KEVIN B. SHAW AND BOAKE A. SELLS

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)

--------------------------------------------------------------------------------
                                                    (To be signed on other side)

                 (Continued and TO BE SIGNED on the other side)

                                  DETACH CARD
--------------------------------------------------------------------------------

                      (proxy -- continued from other side)

    (2) Approve and adopt the NCS HealthCare, Inc. 2000 Performance Plan.

        [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

    (3) In their discretion to act on any other matter or matters which may properly come before the meeting.

                                                   Please date, sign and return
                                                   promptly in the accompanying
                                                   envelope.

                                                   Dated:................., 2000

                                                   .............................

                                                   Your signature to this Proxy
                                                   form should be exactly the
                                                   same as the name imprinted
                                                   hereon. Persons signing as
                                                   executors, administrators,
                                                   trustees or in similar
                                                   capacities should so
                                                   indicate. For joint accounts,
                                                   the name of each joint owner
                                                   must be signed.

   THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" BOTH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE NCS HEALTHCARE, INC.
                             2000 PERFORMANCE PLAN.

                                  DETACH CARD
--------------------------------------------------------------------------------

                              NCS HEALTHCARE, INC.
                         PROXY FOR CLASS B COMMON STOCK
              ANNUAL MEETING OF STOCKHOLDERS -- DECEMBER 12, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints (i) JON H. OUTCALT, KEVIN B. SHAW, and GERALD D. STETHEM, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the shares of Class B Common Stock of NCS HealthCare, Inc. that the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Private Rooms at Playhouse Square, 1515 Euclid Avenue, 2nd Floor, Cleveland, Ohio, on Tuesday, December 12 2000, at 9:30 a.m. local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the shares of Class B Common Stock of the Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW, SAID SHARES WILL BE VOTED "FOR" THE ELECTION OF THE TWO DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE NCS HEALTHCARE, INC. 2000 PERFORMANCE PLAN.

    (1) Election of Directors.

         [ ] FOR both nominees listed                                  [ ] WITHHOLD AUTHORITY
          (except as marked to the contrary below)                      to vote for all nominees listed

                        KEVIN B. SHAW AND BOAKE A. SELLS

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)

--------------------------------------------------------------------------------
                                                    (To be signed on other side)

                 (Continued and TO BE SIGNED on the other side)

                                  DETACH CARD
--------------------------------------------------------------------------------

                      (proxy -- continued from other side)

    (2) Approve and adopt the NCS HealthCare, Inc. 2000 Performance Plan.

        [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

    (3) In their discretion to act on any other matter or matters which may properly come before the meeting.

                                                   Please date, sign and return
                                                   promptly in the accompanying
                                                   envelope.

                                                   Dated:................., 2000

                                                   .............................

                                                   Your signature to this Proxy
                                                   form should be exactly the
                                                   same as the name imprinted
                                                   hereon. Persons signing as
                                                   executors, administrators,
                                                   trustees or in similar
                                                   capacities should so
                                                   indicate. For joint accounts,
                                                   the name of each joint owner
                                                   must be signed.

   THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" BOTH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE NCS HEALTHCARE, INC.
                             2000 PERFORMANCE PLAN.

                                  DETACH CARD
--------------------------------------------------------------------------------

                        CONFIDENTIAL VOTING INSTRUCTIONS

To: Wells Fargo Bank West, Trustee for the NCS HealthCare Employee Savings Plan
                                   and Trust

    Pursuant to section 7.2(d) of the NCS HealthCare Employee Savings Plan and Trust (the "Plan"), the undersigned as a participant in the Plan hereby directs the Trustee to vote (in person or by proxy) all shares of Class A Common Stock of NCS HealthCare, Inc. credited to the undersigned's account under the Plan on the record date for the Annual Meeting of Stockholders of NCS HealthCare, Inc. to be held on December 12, 2000 and at any adjournment or postponement thereof, on the following matters as checked below:

The Board of Directors recommends a vote "FOR" the nominees for Directors:

    (1) ELECTION OF DIRECTORS.

         [ ] FOR both nominees listed below                            [ ] WITHHOLD AUTHORITY
          (except as marked to the contrary below)                      to vote for all nominees listed below

                        KEVIN B. SHAW AND BOAKE A. SELLS

    (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the following line)

--------------------------------------------------------------------------------
                                                    (To be signed on other side)

                 (Continued and TO BE SIGNED on the other side)

                                  DETACH CARD
--------------------------------------------------------------------------------

                      (proxy -- continued from other side)

    (2) Approve and adopt the NCS HealthCare, Inc. 2000 Performance Plan.

        [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

    (3) In accordance with his judgement upon any other matter or matters that may properly come before the meeting.

    Please sign exactly as name appears below. The trustee shall not vote shares of the company for which it does not receive instructions.

    This confidential voting instructions card will be seen only by authorized personnel of the Trustee. The shares represented by this card will be voted as directed, or if directions are not indicated but this card is executed and returned, will be voted for the election of the Directors.

                                                   Dated:................., 2000

                                                   .............................
                                                   Signature

                                                   .............................
                                                   Signature

                                                   .............................
                                                   Title

                                                   Note: Please sign exactly as
                                                   name appears hereon. When
                                                   signing as attorney,
                                                   executor, administrator,
                                                   trustee or guardian, please
                                                   add your title as such.

PLEASE SIGN, DATE AND RETURN YOUR VOTING CARD PROMPTLY IN THE ENCLOSED ENVELOPE
                           WHICH REQUIRES NO POSTAGE.